                                                                     Exhibit 32.1

     In  connection  with the  Amended  Quarterly  Report of  Pioneer  Financial
Services,  Inc. (the  "Company")  on Form 10-Q/A for the quarterly  period ended
March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the  "Report"),  the  undersigned,  in the capacity  and date  indicated
below, hereby certifies pursuant to 18 U.S.C.  Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge: (1) the
Report fully  complies  with the  requirements  of Section 13(a) or 15(d) of the
Securities Exchange Act of 1934, as amended;  and (2) the information  contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

     Date: October 1, 2003

                                       By:  /s/ William D. Sullivan
                                          --------------------------------------
                                          William D. Sullivan
                                          Chief Executive Officer